EXHIBIT 99.1

This Statement on Form 3 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Name of Designated Filer: OCM AHT HOLDINGS, LLC

Date of Event Requiring Statement: November 2, 2021

Issuer Name and Ticker or Trading Symbol: AHT

OCM AHT HOLDINGS, LLC By: Oaktree Fund GP, LLC Its: Manager By: Oaktree Fund GP I, L.P. Its: Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory

OAKTREE FUND GP, LLC By: Oaktree Fund GP I, L.P. Its: Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory

OAKTREE FUND GP I, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory

OAKTREE CAPITAL I, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OCM HOLDINGS I, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE HOLDINGS, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

ROF8 AHT PT, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory

OAKTREE REAL ESTATE OPPORTUNITIES FUND VIII GP, L.P. By: Oaktree Real Estate Opportunities Fund VIII GP Ltd. Its: General Partner By: Oaktree Capital Management, L.P. Its: Director

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE REAL ESTATE OPPORTUNITIES FUND VIII GP LTD. By: Oaktree Capital Management, L.P. Its: Director

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President